Exhibit 10.86

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF

SERIES D CONVERTIBLE PREFERRED STOCK OF

VCAMPUS CORPORATION

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

The undersigned officer of VCampus Corporation, a Delaware corporation (the “Corporation”), pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock, originally filed with the office of the Secretary of State of the State of Delaware on June 28, 1998 (the “Series D Certificate of Designations”), and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment to the Series D Certificate of Designations:

RESOLVED, that the Series D Certificate of Designations is hereby amended as follows:

(1)           by adding the following new subsection (g) to Section 6 of Article II:

(g)           Mandatory Automatic Conversion.  Effective immediately upon the filing of this Certificate of Amendment of Certificate of Designations, all outstanding shares of Series D Preferred Stock shall automatically convert into shares of Common Stock on the basis set forth in this Section 6.  Holders of shares subject to conversion shall deliver to the Corporation at its principal office (or such other office or agency as the Corporation may designate by notice in writing) during its usual business hours, the certificate or certificates for shares of Preferred Stock being converted, and the Corporation shall issue and deliver to such holders certificates for the number of shares of Common Stock to which such holders are entitled.  Until such time as holders of shares of Preferred Stock shall surrender those certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which the holders shall be entitled upon the surrender thereof.

The aforesaid Resolution was duly adopted by the affirmative vote of the holders of more than fifty percent (50%) of the outstanding shares of the Corporation’s Common Stock and Preferred Stock entitled to vote thereon and voting together as a single class, together with the affirmative vote of the holders of more than fifty percent (50%) of the outstanding shares of Series D Convertible Preferred Stock entitled to vote thereon and voting together as a separate class, in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, VCampus Corporation has caused this Certificate of Amendment to Certificate of Designations to be signed by its duly authorized officer as of the 6th day of June 2003.

VCAMPUS CORPORATION

By:	/s/ Christopher L. Nelson
Name:	Christopher L. Nelson
Title:	Chief Financial Officer